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                             JACOR COMMUNICATIONS, INC.

                              (a Delaware corporation)

                      $383,573,000 Principal Amount At Maturity

                       Liquid Yield Option-TM- Notes Due 2018
                              (Zero Coupon - Senior)


                                 PURCHASE AGREEMENT

                                                              February 3, 1998


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1305

Dear Sirs:

          Jacor Communications, Inc., a Delaware corporation (the "Company") and Jacor Communications Company ("JCC"); Broadcast Finance, Inc.; Cine Films, Inc.; Cine Guarantors, Inc.; Cine Guarantors II, Inc.; Cine Guarantors II, Ltd.; Cine Mobile Systems Int'l. N.V.; Cine Movil S.A. de C.V.; Citicasters Co.; GACC-N26LB, Inc.; Great American Merchandising Group, Inc.; Great American Television Productions, Inc.; Inmobilaria Radial, S.A. de C.V.; Jacor Broadcasting Corporation; Jacor Broadcasting of Atlanta, Inc.; Jacor Broadcasting of Charleston, Inc.; Jacor Broadcasting of Colorado, Inc.; Jacor Broadcasting of Denver, Inc.; Jacor Broadcasting of Florida, Inc.; Jacor Broadcasting of Kansas City, Inc.; Jacor Broadcasting of Las Vegas, Inc.; Jacor Broadcasting of Las Vegas II; Jacor Broadcasting of Louisville, Inc.; Jacor Broadcasting of Louisville II, Inc.; Jacor Broadcasting of Salt Lake City, Inc.; Jacor Broadcasting of Salt Lake City II, Inc.; Jacor Broadcasting of St. Louis, Inc.; Jacor Broadcasting of San Diego, Inc.; Jacor Broadcasting of Sarasota, Inc.; Jacor Broadcasting of Tampa Bay, Inc.; Jacor Broadcasting of Toledo, Inc.; Jacor Broadcasting of Youngstown, Inc.; Jacor Cable, Inc.; Jacor Licensee of Charleston, Inc.; Jacor Licensee

_____________________________
-TM- Trademark of Merrill Lynch & Co., Inc.

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of Kansas City, Inc.; Jacor Licensee of Las Vegas, Inc.; Jacor Licensee of
Las Vegas II, Inc.; Jacor Licensee of Louisville, Inc.; Jacor Licensee of Louisville II, Inc.; Jacor Licensee of Salt Lake City, Inc.; Jacor Licensee of Salt Lake City II, Inc.; Jacor/Premiere Holding, Inc.; JBSL, Inc.; Location Productions, Inc.; Location Productions II, Inc.; Multiverse Acquisition Corp.; Noble Broadcast Center, Inc.; Noble Broadcast Group, Inc.; Noble Broadcast Holdings, Inc.; Noble Broadcast Licenses, Inc.; Noble Broadcast of San Diego, Inc.; Nobro, S.C.; Nova Marketing Group, Inc.; NSN Network Services, Ltd.; Premiere Radio Networks, Inc.; Radio-Active Media, Inc.; Sports Radio Broadcasting, Inc.; Sports Radio, Inc.; The Sy Fischer Company Agency, Inc.;VTTV Productions; and WHOK, Inc. each a direct or indirect subsidiary of the Company or any successor entity, whether by merger, consolidation, change of name or otherwise (collectively, the "Subsidiaries" and together with the Company, the "Registrants") confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), with respect to the sale by the Company and the purchase by the Underwriter of $383,573,000 aggregate principal amount at maturity of its Liquid Yield Option-TM- Notes due 2018 (the "LYONs-TM-") and with respect to the grant by the Company to the Underwriter of the option described in Section 2 hereof to purchase all or any part of an additional $43,344,000 aggregate principal amount at maturity of its LYONs solely to cover over-allotments. The aforesaid aggregate principal amount at maturity of LYONs (the "Initial Securities") and all or any part of the $43,344,000 aggregate principal amount at maturity of the LYONs subject to the over-allotment option described in Section 2 hereof (the "Option Securities") are collectively referred to herein as the "Securities."
 The Securities are to be issued pursuant to an indenture, to be dated as of February 9, 1998, as it may be amended or supplemented from time to time
(the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee").

          The Securities are convertible into shares of common stock, $.01 par value per share, of the Company (the "Common Stock"), at any time before the close of business on the maturity date of the Securities. On February 9, 2003, February 9, 2008 and February 9, 2013 the holders of the Securities each have the option to require the Company to purchase such Securities by paying the issue price of the Securities plus the accrued original issue discount to the date of purchase, such payment to be made, at the option of the Company, in cash, in shares of Common Stock or any combination thereof.

          Prior to the purchase and public offering of the Securities by the Underwriter, the Company and the Underwriter shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written

                                            2

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telecommunication between the Company and the Underwriter and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

          The Registrants have filed with the Securities and Exchange Commission (the "Commission"), a "shelf" registration statement on Form S-3 (No. 333-40127), including a prospectus, relating to debt securities, preferred stock, depository shares and common stock and a related preliminary prospectus supplement for the registration of the offering of the Securities including the Common Stock issuable upon conversion thereof under the Securities Act of 1933, as amended (the "Act"), has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including any prospectus supplement and including in each case all documents, if any, incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the Act (the "Act Regulations")), as from time to time amended or supplemented pursuant to the Act, are hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Underwriter by the Company for use in connection with the offering of the Securities including the Common Stock issuable upon conversion thereof which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriter for such use.

          The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after the Registration Statement becomes effective, the Pricing Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

               The Securities are being issued and sold to fund, in part, the consideration to be paid by the Company under the Nationwide Agreement (as defined below). Alternatively and pending such uses, the Company intends to use the net proceeds for general corporate purposes, including acquisitions of other broadcast

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properties and broadcast related businesses and to repay in part outstanding indebtedness under the revolving credit component of the Credit Facility (defined below).

          The Pending Transactions (as such term is defined in the Prospectus) include, among other things, the acquisition (the "Nationwide Acquisition") of 17 radio stations (the "Nationwide Stations") from Nationwide (as defined below) pursuant to an Agreement of Sale (the "Nationwide Agreement") dated as of December 19, 1997, by and among JCC, Citicasters Co. and Nationwide Communications, Inc., Nationwide Mutual Insurance Company, Employers Insurance of Wasau, San Diego Lotus Corp. and The Beak and Wire Corporation (collectively, "Nationwide").

          Prior to or concurrently with the issuance and sale of the Securities, the Company and JCC, as applicable will (i) issue and sell 4,560,000 shares of Common Stock (excluding 513,000 shares of Common
Stock which is subject to an over-allotment option) and (ii) issue and sell $120.0 million aggregate principal amount of 8% Senior Subordinated Notes due 2010 (the "Sub Notes"). This Purchase Agreement and all agreements and documents executed in connection with the Pending Transactions and all documents and agreements related to each of the offering of the Sub Notes (the "Sub Notes Offering") and the offering of the Shares (the "Shares Offering") are collectively referred to herein as the "Transaction Documents."

     SECTION 1. REPRESENTATIONS AND WARRANTIES. The Registrants represent and warrant to the Underwriter as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

          (a) When the Registration Statement becomes effective, including at the date of any post-effective amendment, at the date of the Prospectus (if different) and at the Closing Date, the Registration Statement will comply in all material respects with the provisions of the Act, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any supplements or amendments thereto will not at the date of the Prospectus, at the date of any such supplements or amendments and at the Closing Date contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Registration Statement or the Prospectus (or any supplement or amendment to them) made in reliance upon and in conformity

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     with information relating to the Underwriter furnished to
     the Registrants in writing by or on behalf of the Underwriter expressly for use therein. The Registrants acknowledge for all purposes under this Agreement that the statements with respect to price and underwriting discount and the last paragraph all as set forth on the cover page and the second and third sentences of the first paragraph, paragraph four, the first sentence of paragraph six, and paragraphs eight, nine, ten and twelve under the caption "Underwriting" in the Prospectus (or any amendment or supplement) constitute the only written information furnished to the Registrants by the Underwriter expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement to them) and that the Underwriter shall not be deemed to have provided any other information (and therefore is not responsible for any such statement or omission).

          (b) Any term sheet and prospectus subject to completion provided by the Registrants to the Underwriter for use in connection with the offering and sale of the Securities pursuant to Rule 434 under the Act together are not materially different from the Prospectus included in the Registration Statement.

          (c) Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each Registration Statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act.

          (d) The Company and each of its Subsidiaries has been duly organized, is validly existing as a corporation in good standing under the laws of its jurisdiction of organization and has the requisite corporate power and authority to carry on its business as it is currently being conducted, to own, lease and operate its properties and, as applicable, to authorize the offering of the Securities, including the Common Stock issuable upon conversion thereof, to execute, deliver and perform this Agreement, and to issue, sell and deliver the Securities, including the Common Stock issuable upon conversion thereof, and to execute, deliver and perform the Transaction Documents, as applicable, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the respective properties, business, results of operations, condition (financial or otherwise), affairs or prospects of

                                            5

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     each of the Company and the Subsidiaries taken as a whole (a
     "Material Adverse Effect").

          (e) All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued, and all of the shares of capital stock of, or other ownership interests in, each Subsidiary are owned, directly or through Subsidiaries, by the Company and, upon completion of the transactions contemplated by the Transaction Documents, substantially all of the assets of the Nationwide Stations (other than as described in the Prospectus) will be owned directly or through Subsidiaries, by the Company. All such shares of capital stock are fully paid and non-assessable, and are owned free and clear of any security interest, mortgage, pledge, claim, lien or encumbrance (each, a "Lien"), except for Liens arising under the Amended and Restated Credit Agreement, dated as of September 16, 1997, by and among The Chase Manhattan Bank, as Administrative Agent, Banque Paribas, as Documentation Agent, and Bank of America, Illinois, as Syndication Agent (the "Credit Facility".) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Subsidiary.

          (f) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization"; all the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; the Securities, including the Common Stock issuable upon conversion thereof, have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the capital stock of the Company, including the Common Stock, conforms in all material respects to all statements relating thereto in the Prospectus and the Registration Statement; and the issuance of the Securities including the Common Stock issuable upon conversion thereof by the Company will not be subject to preemptive or other similar rights.

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          (g) None of the Company or any of the Subsidiaries is in violation of their respective charters or bylaws or in default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject.

          (h) The Transaction Documents have been duly authorized and validly executed and delivered by the Registrants, as applicable, and constitute valid and legally binding agreements of the Registrants, as applicable, enforceable against the Registrants, as applicable, in accordance with their terms (assuming, in the case of each of the Transaction Documents, the due execution and delivery thereof by each party thereto).

          (i) The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms, will be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable.

          (j) The execution and delivery of this Agreement, the Indenture and the Securities by the Company, the issuance and sale of the Securities, including the Common Stock issuable upon conversion thereof, the performance of this Agreement and the Indenture and the consummation of the transactions contemplated by this Agreement and the Indenture and the execution and delivery of the Transaction Documents by each of the Registrants, as applicable, and the consummation of the Pending Transactions will not (1) conflict with or result in a breach or violation of any of the respective charters or bylaws of the Company or any of the Subsidiaries or any of the terms or provisions of, or (2) constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to, any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is

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     a party or by which it or any of them is bound, or to which any properties of the Company or any of the Subsidiaries is or may be subject, or (3) contravene any order of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties, or violate or conflict with any statute, rule or regulation or administrative or court decree applicable to the Company or any of the Subsidiaries or any of their respective properties.

          (k) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against or affecting the Company or any of the Subsidiaries or Nationwide with respect to the Nationwide Stations or any of their respective properties, which is required to be disclosed in the Registration Statement or the Prospectus, or which could reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby or the consummation of the Transaction Documents or the Pending Transactions, and to the best of the Company's knowledge, no such proceedings are contemplated or threatened. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed.

          (l) No action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities, including the Common Stock issuable upon conversion thereof, suspends the effectiveness of the Registration Statement, prevents or suspends the use of any preliminary prospectus or suspends the sale of the Securities, including the Common Stock issuable upon conversion thereof, in any jurisdiction referred to in
     Section 4(g) hereof; no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction has been issued with respect to the Company or any of the Subsidiaries which would prevent or suspend the issuance or sale of the Securities, including the Common Stock issuable upon conversion thereof, the effectiveness of the Registration Statement, or the use of any preliminary prospectus in any jurisdiction referred to in Section 4(g) hereof; no action, suit or proceeding is pending against or, to the best of the Company's knowledge, threatened against or affecting the Company or any of the Subsidiaries before any court or arbitrator or any governmental body, agency or official, domestic or foreign, which, if adversely determined, would materially interfere with or adversely affect the issuance of the Securities, including the Common Stock issuable upon conversion thereof, or in any manner draw into question the

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     validity of the Transaction Documents; and every request of the Commission or any securities authority or agency of any jurisdiction for additional information (to be included in the Registration Statement or the Prospectus or otherwise) has been complied with in all material respects.

          (m) (i) None of the Company, any of the Subsidiaries and Nationwide with respect to the Nationwide Stations is in violation of any Federal, state or local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the protection of human health and safety, or the storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations, except to the extent that any such violation could not have a Material Adverse Effect or otherwise require disclosure in the Prospectus; and (ii) to the best knowledge of the Company and any of the Subsidiaries, after due inquiry, (A) none of the Company, any of the Subsidiaries, Nationwide with respect to the Nationwide Stations and any of the other parties to the Transaction Documents (the "Pending Transaction Parties") with respect to the properties and radio stations to be purchased or sold pursuant to the Transaction Documents (the "Pending Properties") has received any communication (written or oral), whether from a governmental authority or otherwise, alleging any such violation or noncompliance, and there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to such violation in the future, (B) there is no pending or threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory, cleanup, or governmental responses costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (x) the presence, or release into the environment, of any Material of Environmental Concern at any location owned or operated by the Company, any of the Subsidiaries, Nationwide with respect to the Nationwide Stations, and the Pending Transaction Parties with respect to the Pending Properties, now or in the past, or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims") that could have a Material Adverse Effect or otherwise require disclosure in the Prospectus, and (C) there are no past or present actions, activities, circumstances, conditions,

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     events or incidents, that could form the basis of any Environmental
     Claim against the Company, any of the Subsidiaries, Nationwide with respect to the Nationwide Stations, and the Pending Transaction Parties with respect to the Pending Properties, or against any person or entity whose liability for any Environmental Claim the Company, any of the Subsidiaries, Nationwide with respect to the Nationwide Stations, and the Pending Transaction Parties with respect to the Pending Properties, have retained or assumed either contractually or by operation of law.
     In the ordinary course of its business, each of the Company and the Subsidiaries and Nationwide with respect to the Nationwide Stations conducts a periodic review of the effect of Environmental Laws on its business, operations and properties in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company and the Subsidiaries, have reasonably concluded that such associated costs and liabilities could not have a Material Adverse Effect.

          (n) None of the Company, any of the Subsidiaries, Nationwide with respect to the Nationwide Stations, and to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, has violated any Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder, nor has the Company or any of the Subsidiaries or Nationwide with respect to the Nationwide Stations or, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, engaged in any unfair labor practice, which in each case described in this sentence could reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against the Company or any of the Subsidiaries or Nationwide with respect to the Nationwide Stations or, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of the Subsidiaries or Nationwide with respect to the Nationwide Stations or, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, or, to the best knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or Nationwide with respect to the Nationwide Stations or, to the knowledge of the Company, the Pending

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     Transaction Parties with respect to the Pending Properties, or, to the best knowledge of the Company, threatened against the Company or any of the Subsidiaries, Nationwide with respect to the Nationwide Stations, or the Pending Transaction Parties with respect to the Pending Properties and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of the Subsidiaries, or the Pending Transaction Parties with respect to the Pending Properties, and, to the best knowledge of the Company, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, singly or in the aggregate) such as could not have a Material Adverse Effect.

          (o) The Company, each of its Subsidiaries and Nationwide with respect to the Nationwide Stations each have good and marketable title, free and clear of all Liens, to all property and assets described in the Registration Statement as being owned by it, except for (i) Liens pursuant to the Credit Facility, (ii) Liens on general office equipment which are not material to the Company's operations and (iii) Liens on the Nationwide Stations which will be released upon consummation of the Nationwide Acquisition. All leases to which the Company, the Subsidiaries or Nationwide with respect to the Nationwide Stations are a party are valid and binding and no default has occurred or is continuing thereunder and the Company, each of its Subsidiaries and Nationwide with respect to the Nationwide Stations enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or any such Subsidiary or Nationwide with respect to the Nationwide Stations.

          (p) The respective firm of accountants that has certified or shall certify the applicable consolidated financial statements and supporting schedules of the Company, E.F.M. Media Management, Inc., E.F.M. Publishing, Inc., PAM Media, Inc., Archon Communications, Inc., Synergy Broadcast Investment Enterprises, L.L.C., Worldstar, Inc., Multiverse Networks L.L.C., Shanahan Broadcasting, Inc., (collectively, the "C&L Audited Companies"), Nationwide, Premiere and Jacor Broadcasting of Youngstown, Inc. filed, to be filed or incorporated by reference with the Commission as part of the Registration

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     Statement and the Prospectus are independent public accountants with respect to the Company, the Subsidiaries, the C&L Audited Companies, Premiere, Nationwide and Jacor Broadcasting of Youngstown, Inc. as required by the Act. The consolidated historical and PRO FORMA financial statements, together with related schedules and notes, set forth in the Prospectus and the Registration Statement comply as to form in all material respects with the requirements of the Act. Such historical financial statements fairly present the consolidated financial position of the Company, the Subsidiaries, the C&L Audited Companies, Premiere, Nationwide and Jacor Broadcasting of Youngstown, Inc. at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods. Such PRO FORMA financial statements have been prepared on a basis consistent with such historical statements, except for the PRO FORMA adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Prospectus and the Transaction Documents. The other financial and statistical information and data included in the Prospectus and in the Registration Statement, historical and PRO FORMA, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company, the C&L Audited Companies, Premiere, Nationwide and Jacor Broadcasting of Youngstown, Inc.

          (q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and up to the Closing Date, none of the Company, any of the Subsidiaries or Nationwide with respect to the Nationwide Stations have incurred any liabilities or obligations, direct or contingent, which are material to the Company and the Subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business and there has not been, singly or in the aggregate, any material adverse change, or any development which could reasonably be expected to involve a material adverse change, in the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Change").

          (r) All tax returns required to be filed by the Company, any of the Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest.

          (s) No authorization, approval or consent or order of, or filing with, any court or governmental body or agency is necessary in connection with the transactions contemplated by the Transaction Documents, except such as (i) may be required by the NASD, (ii) are disclosed in the Prospectus or (iii) have been obtained and made under the Act, the Exchange Act, the TIA or state securities or "Blue Sky" laws or regulations. Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

          (t) (i) Each of the Company, the Subsidiaries and Nationwide with respect to the Nationwide Stations and, to the knowledge of the Company, any of the Pending Transaction Parties with respect to the Pending Properties, has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities (including the Federal Communications Commission ("FCC")), all self-regulatory organizations and all courts and other tribunals, necessary or required to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) all such Authorizations are valid and in full force and effect, (iii) each of the Company, the Subsidiaries and Nationwide with respect to the Nationwide Stations and, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto and (iv) each commercial radio broadcast station identified in the Prospectus as owned and operated by any of the Company, the Subsidiaries or Nationwide with respect to the Nationwide Stations, or, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, as applicable, is operating with the maximum facilities specified by the Authorization pertaining thereto.

          (u) Neither the Company nor any of the Subsidiaries is (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or
     (b) a "holding
     company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (v) No holder of any security of the Company has or will have any right to require the registration of such security by virtue of any transaction contemplated by this Agreement.

          (w) The Securities have been approved for quotation on the Nasdaq SmallCap Market, subject to notice of issuance.

          (x) Each of the Company, the Subsidiaries and Nationwide with respect to the Nationwide Stations and, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, possesses the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") presently employed by them in connection with the businesses now operated by them, and none of the Company, the Subsidiaries and Nationwide with respect to the Nationwide Stations, and, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, singly or in the aggregate, could reasonably be expected to result in any Material Adverse Change. The use of such Intellectual Property in connection with the business and operations of each of the Company, the Subsidiaries and Nationwide with respect to the Nationwide Stations, and, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties does not, to the Company's knowledge, infringe on the rights of any person except where any such infringement has not resulted in, or could not reasonably be expected to result in any Material Adverse Change.

          (y) Each certificate signed by any officer of any Registrant and delivered to the Underwriter or counsel for the Underwriter shall be deemed to be a representation and warranty by the applicable Registrant to the Underwriter as to the matters covered thereby.

          (z) Each of the Company, the Subsidiaries and Nationwide with respect to the Nationwide Stations maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (aa) The Company has not (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) since the initial filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (bb) Each of the Company, the Subsidiaries and Nationwide with respect to the Nationwide Stations and, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, maintains insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its Subsidiaries and their businesses. None of the Company, any Subsidiary and Nationwide with respect to the Nationwide Stations, and, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

          (cc) Neither the Company nor Nationwide with respect to the Nationwide Stations has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company or Nationwide with respect to the Nationwide Stations, respectively, which the Company knows or has reason to believe to have been illegal under any Federal, state or local laws of the United States or any other country having jurisdiction; and neither the Company nor Nationwide with respect to the Nationwide Stations has participated, directly or indirectly, in any boycotts or other similar practices in contravention of law affecting any of its actual or potential customers.

          (dd) The Company does not own any "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and, except as disclosed in the Prospectus, none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Federal Reserve Board.

          (ee) Each person described in the Prospectus as a person to whom the Company or any of the Subsidiaries provides programming pursuant to a local marketing agreement or a joint sales agreement (a "Licensee") has been issued by the FCC an FCC license (which is in full force and effect) for the operation of the commercial radio broadcast station identified in the Prospectus as programmed by the Company or any of its Subsidiaries, which licenses expire on the dates set forth in the Prospectus.

          (ff) Each person described in the Prospectus as a person to whom the Company or any of the Subsidiaries provides programming pursuant to an exclusive sales agency agreement (a "Mexican Licensee"), has been issued by the Mexican government all necessary Mexican licenses (which are in full force and effect) for the operation of the commercial radio broadcast station identified in the Prospectus as programmed by the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries have all Authorizations necessary to deliver programming to the Mexican Licensees.

          (gg) Each of the Company, its Subsidiaries and Nationwide with respect to the Nationwide Stations and, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, has filed with the FCC all material reports, documents, instruments, information and applications required to be filed pursuant to the FCC's rules, regulations and requests. No notice has been issued by the FCC which could permit, or after notice or lapse of time or both could permit, revocation or termination of any FCC license of any of the Subsidiaries, Nationwide with respect to the Nationwide Stations or, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, or to the knowledge of the Company, of any of the Licensees prior to the expiration dates thereof or which could reasonably be expected to result in any other material impairment of any of the Subsidiaries', or Nationwide with respect to the Nationwide Stations or its subsidiaries, or, to the knowledge of the Company, the Pending Transaction Parties or their subsidiaries with respect to the Pending Properties, or, to the knowledge of the Company, of any of the Licensees' rights thereunder and which could reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

          (hh) Each of the Company's radio and television stations (the "Stations") is now operating, and has operated, in compliance in all material respects with the Communications Act of 1934, as amended (the "Communications Act"), and the published rules and regulations of the FCC. There is not issued, outstanding or pending any Notice of Violation, Notice of Apparent Liability, Order to Show Cause, material complaint or investigation by or before the FCC which could materially threaten or materially adversely affect any of the Company's or any of its Subsidiaries', Nationwide with respect to the Nationwide Stations, or, to the knowledge of the Company, the Pending Transaction Parties or their subsidiaries' with respect to the Pending Properties, or, to the knowledge of the Company, any Licensees' FCC licenses or which could reasonably be expected to result in any material adverse effect upon any of the Company's Subsidiaries, Nationwide with respect to the Nationwide Stations, or, to the knowledge of the Company, the Pending Transaction Parties or their subsidiaries with respect to the Pending Properties, or, to the knowledge of the Company, any Licensees' operation of its respective stations and which could reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, nor does the Company have reason to believe that the FCC licenses with respect to the Stations will not be renewed for a full eight year term when such FCC licenses are due for renewal.

          (ii) The execution, delivery and performance of the obligations by the Company under this Agreement are not and will not be contrary to the Communications Act, as amended, will not result in any violation of the FCC's published rules and regulations, will not cause any forfeiture or impairment of any FCC license of any of the Stations by or before the FCC, and will not require any consent, approval or authorization of the FCC.

          (jj) Other than for the divestiture of two radio stations in San Diego, California, as described in the Prospectus, the execution, delivery and perfor-mance of the obligations by JCC, Citicasters Co. and Nationwide (each, a "Nationwide Transaction Party" and, collectively, the "Nationwide Transaction Parties") and, to the knowledge of the Company, by the Pending Transaction Parties with respect to the Pending Properties to the extent each is a party to the Transaction Documents are not and will not be contrary to the Communications Act, will not result in any violation of the FCC's published rules and regulations, will not cause any forfeiture or impairment of any FCC license of any of the Stations by or before the FCC, and will not require any consent, approval or authorization of the FCC. Other than applications relating to the divestiture of two radio stations in San Diego, California, all necessary applications, exhibits or other filings required by the FCC for transfer of control of the Stations now controlled by the Pending Transaction Parties with respect to the Pending Properties pursuant to the applicable Transaction Documents have been filed with the FCC (the "Transfer Applications"). To the best of the Company's knowledge, there are no circumstances that would cause the FCC to reject the Transfer Applications.

          (kk) The Nationwide Transaction Parties and, to the knowledge of the Company, the Pending Transaction Parties, have, to the extent each is or will be a party thereto, all requisite corporate power and authority to execute, deliver and perform their respective obligations under each of the Transaction Documents; each of the Transaction Documents has been duly and validly authorized, executed and delivered by the Nationwide Transaction Parties and, to the knowledge of the Company, the Pending Transaction Parties, to the extent each is a party thereto, and each constitutes a valid and legally binding agreement of the Nationwide Transaction Parties and, to the knowledge of the Company, the Pending Transaction Parties, enforceable against each Nationwide Transaction Party or Pending Transaction Party, as applicable, in accordance with its terms; except as set forth in the Prospectus, no consent, approval, authorization or order of any court or governmental agency or body is required for the performance of any of the Transaction Documents by each of the Nationwide Transaction Parties or, to the knowledge of the Company, each Pending Transaction Party, to the extent each is a party thereto, or the consummation by each of the Nationwide Transaction Parties, or to the knowledge of the Company, each of the Pending Transaction Parties, of any of the transactions contemplated thereby, except such as may be required and have been obtained, or upon effectiveness of the Registration Statement, will have been obtained, under the Act, the Exchange Act, the TIA, or state securities or "Blue Sky" laws or regulations or such as may be required by the NASD in connection with the purchase and distribution of the Securities by the Underwriter; and none of the

     Nationwide Transaction Parties, is (i) in violation of its charter or bylaws, (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, which violation would have a Material Adverse Effect, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Transaction Documents or any other contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, Authorizations, certificate or agreement or instrument to which any of them is a party or to which any of them is subject, which default would have a Material Adverse Effect.

          (ll) The execution, delivery and performance by the Nationwide Transaction Parties, to the extent each is a party thereto, of each of the Transaction Documents, and the consummation by the respective Nationwide Transaction Parties of the transactions contemplated thereby, will not violate, conflict with or constitute or result in a breach of or a default under (or an event which, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any of the Transaction Documents or any other indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, or agreement or instrument to which a Nationwide Transaction Party, is a party or to which any of their respective properties or assets are subject, which violation, conflict, breach or default would have a Material Adverse Effect, (ii) the charter or bylaws of the Nationwide Transaction Party, or (iii) any statute, judgment, decree, order, rule or regulation of any court, governmental agency or other body or self regulatory organization applicable to each Nationwide Transaction Party, or any of their respective properties or assets, which violation, conflict, breach or default would have a Material Adverse Effect.

          (mm) The Nationwide Acquisition has been duly authorized by the Nationwide Transaction Parties and the transactions contemplated by the Transaction Documents have been approved, to the extent required, by all appropriate corporate action; approval of the transactions contemplated by the Transaction Documents by the shareholders of the Company is not required.

          (nn) The Company has delivered to the Underwriter a true and correct copy of each of the Transaction Documents that have been executed and delivered prior to the date of this Agreement and each other Transaction Document in the form substantially as it will be executed and delivered, together with all related agreements and all schedules and exhibits thereto, and there have been no amendments, alterations, modifications or waivers of any of the provisions of any of the Transaction Documents since their date of execution or from the form in which it has been delivered to the Underwriter; there exists as of the date hereof (after giving effect to the transactions contemplated by the Transaction Documents) no event or condition which would constitute a default or an event of default (in each case as defined in the Credit Facility, the LYONs due 2011, the 10-1/8% Notes, the 9-3/4% Notes, the 8-3/4% Notes or the Sub Notes, respectively) under the Credit Facility, the LYONs due 2011, the 10-1/8% Notes, the 9-3/4% Notes, the 8-3/4% Notes or the Sub Notes, respectively, and no event or condition which would constitute a default or an event of default (in each case as defined in each of the Transaction Documents) under any of the Transaction Documents other than the Credit Facility, the LYONs due 2011, the 10-1/8% Notes, the 9-3/4% Notes, the 8-3/4% Notes or the Sub Notes, which would result in a Material Adverse Effect or materially adversely effect the ability of each of the Company or Nationwide to consummate the transactions contemplated by the Transaction Documents. For purposes of this Agreement, "LYONS DUE 2011" means the liquid yield option notes due 2011 issued by the Company pursuant to an Indenture, dated as of June 12, 1996, by and between the Company and the Bank of New York; "10-1/8%
     NOTES" means the 10-1/8% Senior Subordinated Notes due 2006 issued by JCAC, Inc. (predecessor to JCC), pursuant to an Indenture, dated as of June 12, 1996, by and among JCAC, Inc., the Company and First Trust of Illinois, National Association; "9-3/4% NOTES" means the 9-3/4% Senior Subordinated Notes due 2006 issued by JCC pursuant to an Indenture, dated as of December 17, 1996, by and among JCC, the Company, the Subsidiary Guarantors named therein and the Bank of New York; and "8-3/4% NOTES" means the 8-3/4% Senior Subordinated Notes due 2007 issued by JCC pursuant to an Indenture, dated as of June 11, 1997, by and among JCC, the Company, the Subsidiary Guarantors named therein and the Bank of New York.

          (oo) The Company has filed with the Commission all filings that are required to be filed as of the date hereof with respect to the financial statements of each of the Nationwide Transaction Parties and each of the Pending Transaction Parties in filings made under the Act and under the Exchange Act, specifically as required by Rule 3-05 of Regulation S-X and General Instructions and Item 7 of Form 8-K.

          (pp) Each of the representations and warranties contained in each of the Transaction Documents are true and correct on and as of the date hereof, except as could not have a Material Adverse Effect.

          (qq) The Company meets the requirements for registering an offering of securities with the Commission on registration statement Form S-3 pursuant to the standards for those Forms prior to October 21, 1992.

          (rr) The Securities have received a rating of B3 from Moody's Investors Service ("Moody's"); and the Sub Notes have received a rating of B2 from Moody's.

          (ss) Immediately after any sale of the Securities, the Sub Notes and the Shares by the Company or JCC, as applicable, the aggregate amount of securities that have been issued and sold by the Company or JCC, as applicable, (including the Securities, the Sub Notes and the Shares) will not exceed the amount of securities registered under the Registration Statement.

     SECTION 2. SALE AND DELIVERY TO UNDERWRITER; CLOSING. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company, at the price per $1,000 principal amount at maturity set forth in the Pricing Agreement, the Initial Securities.

                    (a) If the Company has elected not to rely upon Rule 430A under the Act Regulations, the initial public offering price, the initial conversion rate and the purchase price (per $1,000 principal amount at maturity) to be paid by the Underwriter for the Securities have each been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

                    (b) If the Company has elected to rely upon Rule 430A under the Act Regulations, the purchase price (per $1,000 principal amount at maturity) to be paid by the Underwriter for the Securities shall be an amount equal to the initial public offering price, less an amount per Security to be determined by agreement between the Underwriter and the Company. The initial public offering price (per $1,000 principal amount at maturity) of the Securities and the initial conversion rate applicable to the Securities likewise shall be determined by agreement between the Underwriter and the Company. The initial public offering price, the initial conversion rate and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by the parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Underwriter.

                         (i) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter, to purchase from it any or all of the Option Securities (in multiples of $1,000 principal amount at maturity) at the same price (per $1,000 principal amount at maturity) as is to be paid by the Underwriter for the Initial Securities, plus accrued amortization of original issue discount, if any, on the terms set forth in the Pricing Agreement. The option hereby granted will expire 30 days after (i) the date the Registration Statement becomes effective, if the Company has elected not to rely on Rule 430A under the Act Regulations, or (ii) the Representation Date, if the Company has elected to rely on Rule 430A under the Act Regulations, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed by the Underwriter and the Company.

                         (ii) Delivery of the Initial Securities shall be made at the offices of the Underwriter in New York City, and payment of the purchase price for the Initial Securities shall be made at the offices of counsel for the Company in New York City, or, in each case, at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 A.M., New York City time, on February 9, 1998 (such time and date of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the offices set forth above, or at such other place as shall be agreed upon by the Underwriter and the Company, on the Date of Delivery as specified in the notice from the Underwriter to the Company.
          Payment shall be made by wire transfer payable in same day funds, to the order of the Company against delivery to the Underwriter of certificates for the Securities to be purchased by it. Certificates for the Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriter may request in writing at least two business days before Closing
          Time or the Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriter not later than 10:00 A.M., New York City time, on the last business day prior to the Closing Time or the Date of Delivery, as the case may be, in New York City.

     SECTION 3. COVENANTS OF THE COMPANY. The Registrants, as applicable, covenants with the Underwriter as follows:

          (a) The Registrants will, if the Registration Statement has not heretofore become effective under the Act, file an amendment to the Registration Statement or, if necessary pursuant to Rule 430A under the Act, a post-effective amendment to the Registration Statement, in each case as soon as practicable after the execution and delivery of this Agreement, and will use their best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time. The Registrants will comply fully and in a timely manner with the applicable provisions of Rule 424 and Rule 430A and, if applicable, Rule 462, under the Act.

          (b) The Company will advise you promptly and, if requested by any of you, confirm such advice in writing, (i) when the Registration Statement has become effective, if and when the Prospectus is sent for filing pursuant to Rule 424 under the Act and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the receipt of any comments from the Commission or any state securities commission or regulatory authority that relate to the Registration Statement or requests by the Commission or any state securities commission or regulatory authority for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of qualification of the Securities, including the Common Stock issuable upon conversion thereof, for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or any other regulatory authority, and (iv) of the happening of any event during such period as in your reasonable judgment you are required to deliver a prospectus in connection with sales of the Securities by you which makes any statement of a material fact made in the Registration Statement untrue or which requires the making of any additions to or changes in the Registration Statement (as amended or supplemented from time to time) in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus (as amended or supplemented from time to time) untrue or which requires the making of any additions to or changes in the Prospectus (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, and, if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

          (c) The Company will furnish to you without charge two (2) signed copies (plus one (1) additional signed copy to your legal counsel) of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits filed therewith, and will furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

          (d) The Registrants will not file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or make any amendment or supplement to the Prospectus, of which you shall not previously have been advised and provided a copy within two business days prior to the filing thereof (or such reasonable amount of time as is necessitated by the exigency of such amendment or supplement) or to which you shall reasonably object; and the Registrants will prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Securities by you, and will use their best efforts to cause any amendment to the Registration
     Statement to become effective as promptly as possible.

          (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period in your reasonable judgment as a prospectus is required to be delivered in connection with sales of the Securities by you, the Company will furnish to each Underwriter and dealer without charge as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as the Underwriter and dealers may reasonably request. The Registrants consent to the use of the Prospectus and any amendment or supplement thereto by any Underwriter or any dealer, both in connection with the offering or sale of the Securities and for such period of time thereafter as the Prospectus is required by the Act or the Exchange Act to be delivered in connection therewith.

          (f) If during such period as in your reasonable judgment you are required to deliver a prospectus in connection with sales of the Securities by you any event shall occur as a result of which, in the opinion of counsel for the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing as of the date the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with any law, the Registrants will promptly prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances existing as of the date the Prospectus is so delivered, be misleading, and will comply with applicable law, and will furnish to each Underwriter and dealer without charge such number of copies thereof as the Underwriter and dealers may reasonably request.

          (g) Prior to any public offering of the Securities, the Registrants will cooperate with you and your counsel in connection with the registration or qualification of the Securities, including the Common Stock issuable upon conversion thereof, for offer and sale by you under the state securities or Blue Sky laws of such jurisdictions as you may request (provided, that the Registrants shall not be obligated to qualify as a foreign corporation in any jurisdiction in which they are not so qualified or to take any action that would subject them to general consent to service of process in any jurisdiction in which they are not now so subject). The Registrants will continue such qualification in effect so long as required by law for distribution of the Securities.

          (h) The Company will make generally available to its security holders as soon as reasonably practicable a consolidated earning statement covering a period of at least twelve months beginning after the "effective date" (as defined in Rule 158 under the Act) of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder, and to advise you in writing when such statement has been so made available.

          (i) The Registrants will timely complete all required filings and otherwise fully comply in a timely manner with all provisions of the Exchange Act.

          (j) During the period of three years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to shareholders or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed, and (ii) from time to time such other information concerning the Company as you may request.

          (k) The Company will use the proceeds from the sale of the Securities in the manner described in the Prospectus under the caption "Use of Proceeds."

          (l) The Company will cause the Securities to be quoted on the Nasdaq Stock Market's SmallCap Market (the "Nasdaq SmallCap Market") and will use its reasonable best efforts to maintain such quotation while any of the Securities are outstanding.

          (m) The Registrants will use their best efforts to do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Securities.

          (n) The Company will timely complete all required filings and otherwise comply fully in a timely manner with all provisions of the Exchange Act, and will file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14(a) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of the Prospectus is required in connection with the offer or sale of the Securities, including the Common Stock issuable upon conversion thereof.

          (o) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, except as described under "Transactions" in the Prospectus with respect to the Pending Transactions and under "Prospectus Supplement Summary -- Recent Developments" in the Prospectus with respect to certain other potential transactions, there will be no transactions entered into by the Company or any of its subsidiaries (each a "Subsidiary" and, collectively, the "Subsidiaries"), which are material with respect to the Company or any of the Subsidiaries, respectively, taken individually or as a whole, as determined in accordance with the provisions of Rule 3-05 of Regulation S-X or other standards for materiality as may be agreed upon by the Company and the Underwriter and there will be no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or other equity interests.

     SECTION 4. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Registrants will pay and be responsible for all costs, expenses, fees and taxes in connection with or incident to (i) the printing, processing, filing, distribution and delivery under the Act or the Exchange Act of the Registration Statement, each preliminary prospectus, the Prospectus and all amendments or supplements thereto, (ii) the printing, processing, execution, distribution and delivery of this Agreement, any memoranda describing state securities or Blue Sky laws and all other agreements, memoranda, correspondence and other documents printed, distributed and delivered in connection with the offering of the Securities, (iii) the registration with the Commission and the issuance and delivery of the Securities, (iv) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in paragraph (g) above (including, in each case, the fees and disbursements of counsel relating to such registration or qualification and memoranda relating thereto and any filing fees in connection therewith), (v) furnishing such copies of the Registration Statement, Prospectus and preliminary prospectus, and all amendments and supplements to any of them, as may be reasonably requested by you, (vi) filing, registration and clearance with the NASD in connection with the offering of the Securities (including any filing fees in connection therewith and the fees and disbursements of counsel relating thereto), (vii) the listing of the Securities on the Nasdaq SmallCap Market,
(viii) the rating of the Securities and the Sub Notes by investment rating agencies, (ix) any "qualified independent underwriter" as required by Schedule E of the Bylaws of the NASD (including fees and disbursements of counsel for such qualified independent under-writer), (x) the printing, processing, execution, distribution and delivery of the Transaction Documents and all other agreements, memoranda, correspondence and other documents, printed, distributed and delivered in connection with the Transaction Documents and (xi) the performance by the Registrants of their other obligations under this Agreement, the cost of its personnel and other internal costs, the cost of printing and engraving the certificates representing the Securities, and all expenses and taxes incident to the sale and delivery of the Securities to you.

     SECTION 5. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Registrants herein contained, to the performance by the Registrants of their obligations hereunder, and to the following further conditions:

          (a) All the representations and warranties of the Registrants contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Company shall have performed or complied with all of its obligations and agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

          (b) (i) The Registration Statement shall have become effective (or, if a post-effective amendment is required to be filed pursuant to Rule 430A promulgated under the Act, such post-effective amendment shall have become effective) not later than 10:00 A.M. (and in the case of a Registration Statement filed under Rule 462(b) of the Act, not later than 10:00 P.M.), New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, (ii) at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission and every request for additional information on the part of the Commission shall have been complied with in all material respects, and (iii) no stop order suspending the sale of the Securities in any jurisdiction referred to in Section 4(g) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Securities, including the Common Stock issuable upon conversion thereof, the Shares, or the Sub Notes; and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Securities, including the Common Stock issuable upon conversion thereof, the Shares or the Sub Notes, or the consummation of the transactions contemplated by the Transaction Documents.

          (d) (i) Since the date hereof or since the dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Change, (ii) since the date of the latest balance sheet included, or incorporated by reference, in the Registration Statement and the Prospectus, there shall not have been any material change in the capital stock or long-term debt, or material increase in short-term debt, of the Company or any of the Subsidiaries taken as a whole and (iii) the Company and the Subsidiaries taken as a whole, shall have no liability or obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, respectively, and is required to be disclosed on a balance sheet in accordance with GAAP and is not disclosed on the latest applicable balance sheet included in the Registration Statement and the Prospectus.

          (e) You shall have received a certificate of the Company, dated the Closing Date, executed on behalf of the Company, by the President or any Vice President and a principal financial or accounting officer of the Company confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 5.

          (f)  On the Closing Date, you shall have received:

               (1) an opinion (satisfactory to you and your counsel), dated the Closing Date, of Graydon, Head & Ritchey, counsel for the Company (which opinion shall, in regards to any matters covered by the law of the State of Florida, rely on the opinion of Florida counsel reasonably acceptable to the Underwriter), to the effect that:

                         (i) (A) the Company and each of Jacor Cable, Inc., a Kentucky corporation; Broadcast Finance, Inc., an Ohio corporation; Citicasters Co., an Ohio corporation; Jacor Broadcasting Corporation, an Ohio corporation; Jacor Broadcasting of Youngstown, an Ohio corporation; WHOK, Inc., an Ohio corporation; Jacor Broadcasting of

          Florida, Inc., a Florida corporation; Jacor Broadcasting of Sarasota, Inc., a Florida corporation; Jacor Broadcasting of Tampa Bay, Inc., a Florida corporation; JCC, a Florida corporation; GACC-N26LB, Inc., a Delaware corporation; Jacor Broadcasting of Charleston, Inc., a Delaware corporation; Jacor Broadcasting of Kansas City, inc., a Delaware corporation; Jacor Broadcasting of Las Vegas, Inc., a Delaware corporation; Jacor Broadcasting of Las Vegas II, Inc., a Delaware corporation; Jacor Broadcasting of Louisville, Inc., a Delaware corporation; Jacor Broadcasting of Louisville II, Inc., a Delaware corporation; Jacor Broadcasting of Salt Lake City, Inc., a Delaware corporation; Jacor Broadcasting of Salt Lake City II, Inc., a Delaware corporation; Jacor Broadcasting of San Diego, Inc., a Delaware corporation; Jacor Broadcasting of St. Louis, Inc., a Delaware corporation; Jacor Licensee of Charleston, Inc., a Delaware corporation; Jacor Licensee of Kansas City, Inc., a Delaware corporation; Jacor Licensee of Las Vegas, Inc., a Delaware corporation; Jacor Licensee of Las Vegas II, Inc., a Delaware corporation; Jacor Licensee of Louisville, Inc, a Delaware corporation; Jacor Licensee of Louisville II, Inc., a Delaware corporation; Jacor Licensee of Salt Lake City, Inc., a Delaware corporation; Jacor Licensee of Salt Lake City II, Inc., a Delaware corporation; Jacor/Premiere Holding, Inc., a Delaware corporation; Multiverse Acquisition Corp., a Delaware corporation; Noble Broadcasting Group, Inc., a Delaware corporation; Noble Broadcasting Holdings, Inc., a Delaware corporation; NSN Network Services, Ltd., a Delaware corporation; Premiere Radio Networks, Inc., a Delaware corporation, and Radio-Active Media, Inc., a Delaware corporation, is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not be reasonably expected to have, singly or in the aggregate, a Material Adverse Effect; and (B) the Company has the requisite corporate power and authority to execute, deliver and perform this Agreement;

                         (ii) the Transaction Documents have been duly authorized, executed and delivered by the Registrants, as applicable;

                         (iii) the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" and conforms in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

                         (iv) all of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary listed in subparagraph (i) above have been duly and validly authorized and issued and are fully paid and non-assessable, and the shares of capital stock of, or other ownership interests in, each Subsidiary are owned, directly or through Subsidiaries, by the Company, and are owned free and clear of any Lien, except for Liens pursuant to the Credit Facility;

                         (v) to the knowledge of such counsel (after due inquiry) there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Subsidiary except as disclosed in the Prospectus;

                         (vi) neither the Company nor any of the Subsidiaries is (A) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (B) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended;

                         (vii) neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities, the Sub Notes or the Shares will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System;

                         (viii) the shares of the Common Stock initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon conversion of the Securities, are free of preemptive rights and, when issued upon conversion of the Securities in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable;

                         (ix) when authenticated in accordance with the terms of the respective indenture and delivered to and paid for in accordance with the terms of the respective underwriting agreement, the Securities and the Sub Notes will constitute valid and legally binding obligations of the Company and the Registrants, respectively, enforceable against the Company and the Registrants, respectively, in accordance with their respective terms and entitled to the benefits of the respective indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable;

                         (x) the Indenture, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company, enforceable against the Company, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable;

                         (xi) the Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus;

                         (xii) to the best knowledge of such counsel, there is no current, pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary or to which any of their respective properties is subject of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus;

                         (xiii) the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements, notes or schedules or other financial data included therein;

                         (xiv) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements and term sheets thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel (after due inquiry) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings therefor have been instituted or are pending or contemplated under the Act; and the Indenture has been duly qualified under the TIA;

                         (xv) no authorization, approval, consent or order of, or filing with, any court or governmental body or agency is required for the consummation by the Company of the transactions contemplated by the Agreement, except such as have been obtained and made under the Act, the Exchange Act, the TIA, state securities or "Blue Sky" laws or regulations or such as may be required by the NASD; no authorization, approval, consent or order of, or filing with, any court or governmental body or agency is required for the consummation by the Registrants, as applicable, or Nationwide with respect to the Nationwide Stations, of the transactions contemplated by the applicable Transaction Documents, except as disclosed in the Prospectus; the execution and delivery of this Agreement and the Indenture, the issuance and sale of the Securities, the performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a breach or violation of any of
          (A) any of the respective charters or bylaws of the Company or any of the Subsidiaries or (B) to the knowledge of such counsel (after due inquiry), the terms or provisions of any agreement or instrument which is filed as an exhibit to the Registration Statement and to which the Company or any of the Subsidiaries is a party or by which any of them is bound, or to which any of the proper-ties of the Company or any of the Subsidiaries is subject, or (C) to the knowledge of such counsel (after due inquiry) constitute a default under, any statute, rule or regulation to which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject or (D) any order of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties which conflict, breach or default in each of the cases described in clauses (B), (C) and (D) could reasonably be expected to have a Material Adverse Effect;

                         (xvi) at the time it became effective and on the Closing Date, the Registration Statement complied as to form in all material respects with the Act;

                         (xvii) to the knowledge of such counsel, neither the Company nor the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change. The use of such Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not, to the knowledge of such counsel, infringe on the rights of any person;

                         (xviii) to the best knowledge of such counsel, (A) there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments to which the Company, any of the Subsidiaries or Nationwide with respect to the Nationwide Stations are a party or by which any of them may be bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described therein or filed as exhibits thereto and
          (B) no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described or filed in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, or any agreement identified on a schedule attached to the opinion, except for defaults which could not reasonably be expected to have a Material Adverse Effect; and (C) the statements in the Prospectus under the captions "Description of Capital Stock" insofar as they relate to statements of law or legal conclusions are accurate in all material respects;

                         (xix) the Company, the Subsidiaries and to the knowledge of such counsel, Nationwide, to the extent each is a party thereto, have full corporate power and authority to execute, deliver and perform its respective obligations under the applicable Transaction Documents;

                         (xx) the Transaction Documents, assuming the authorization, execution and delivery thereof by the parties other than the Registrants, as applicable, and Nationwide, constitute valid and legally binding agreements of the respective parties thereto enforceable against each of the parties, to the extent each is a party thereto, in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and to principles of equity (regardless of whether enforcement is sought in a proceeding at law or equity) and except to the extent that a waiver of rights under usury laws may be unenforceable;

                         (xxi) the approval of the transactions contemplated by the Transaction Documents by the stockholders of the Company is not required; and

                         (xxii) although the discussion in the Prospectus under the heading "Certain Federal Income Tax Considerations" does not purport to discuss all possible United States Federal income tax consequences of the purchase, ownership, and disposition of the LYONs, such discussion constitutes, in all material respects, an accurate summary of the material United States Federal income tax consequences of the purchase, ownership and disposition of the LYONs under existing law.

               Such counsel shall additionally state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, your representatives and your counsel in connection with the preparation of the Registration Statement and Prospectus and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements (except as indicated above); and such counsel advises you that, on the basis of the foregoing, no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement (as amended or supplemented, if applicable), at the time such Registration Statement or any post-effective amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than information omitted therefrom in reliance on Rule 430A under the Act), or the Prospectus (as amended or supplemented), as of its date and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may further state that the firm assumes no responsibility for, and the firm has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in the Registration Statement.

                    (2) An opinion (satisfactory to you and your counsel), dated the Closing Date of Hogan & Hartson, L.L.P., counsel for the Company with respect to FCC and related matters to the effect that:

                        (ii) those statements in the Prospectus (including the statements incorporated by reference in the Prospectus, under the caption "Business -- Federal Regulation of Radio Broadcasting" in the Company's Form 10-K filed for the year ended December 31, 1996) that describe provisions of the Communications Act of 1934, as amended (the "Communications Act"), and the FCC's published rules or regulations (for purposes of this opinion only, the "Rules") are accurate descriptions in all material respects.

                       (iii) Schedule 1 to this opinion sets forth a complete list of the main station authorizations issued by the FCC to the Company and its Subsidiaries (for purposes of this opinion only, the "Licenses"). To such counsel's knowledge, the Licenses are the only licenses, permits or authorizations required under the Communications Act for the broadcast of signals on the main station frequency of each of the radio stations listed on Schedule 2 (for purposes of this opinion only, the "Jacor Stations"). Except for the pending applications noted on

                     Schedule 1 hereto, the Licenses are in full force and effect (and the time within which any administrative or judicial appeal, reconsideration, rehearing or other review might be sought has lapsed with respect to the grant of the authorizations for the currently effective terms, and no such appeal, reconsideration, rehearing, or other review has been taken or instituted), and are held by the relevant Subsidiary, and the expiration date of each License is set forth in Schedule 1 hereto. Except as indicated on Schedule 3 to this opinion, the Licenses are not subject to any conditions imposed by the FCC other than those that appear on the Licenses or are customarily imposed by the FCC on radio stations of the same class and type.

                       (iv) Except as listed in Schedule 4 hereto, there is no proceeding or other administrative action pending or, to such counsel's knowledge, threatened, before the FCC against the Company or any Subsidiary, which, if adversely determined, would materially and adversely affect the business or financial condition of the Company and its Subsidiaries, taken as a whole. To such counsel's knowledge, except as listed on Schedule 5 to this opinion, the Company and the Subsidiaries have filed with the FCC during the current license term of each License all material reports and forms required to be filed by the Company and the Subsidiaries with the FCC with respect to the Jacor Stations.

                       (v) The execution and delivery by the Company and any Subsidiary of the Transaction Documents, and the performance of the obligations as of the date hereof by the Company under the Underwriting Agreement and the Indenture, (i) do not violate the Communications Act,
                     (ii) do not violate any of the Rules, (iii) do not violate the terms of any of the Licenses, (iv) do not cause any forfeiture or impairment of any License and
                     (v) do not require any consent, approval or authorization of the FCC that has not been obtained. Except as indicated on Schedule 6, all necessary applications required by the FCC as of the date hereof for the transfer of control or assignment of the licenses of the stations described in the Prospectus under "Pending Radio Station Transactions" have been filed with the FCC.

                    (3) An opinion (satisfactory to you and your counsel), dated the Closing Date of Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, to the effect that:

                         (i) when authenticated in accordance with the terms of the Indenture and delivered to and paid for in accordance with the terms of this Agreement, the Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company, in accordance with its terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable; and

                         (ii) the Indenture, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company, enforceable against the Company, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights. under any usury laws may be unenforceable.

          (g) You shall have received an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden Arps"), counsel for the Underwriter, in form and substance reasonably satisfactory to you.

          (h) You shall have received letters on and as of the date hereof as well as on and as of the Closing Date (in the latter case constituting an affirmation of the statements set forth in the former), in form and substance satisfactory to you, from Coopers & Lybrand L.L.P., Ernst & Young LLP and KPMG Peat Marwick, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus for each of (i) the Company and the C&L Audited Companies, (ii) Premiere and (iii) Nationwide, respectively.

          (i) Skadden Arps shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 5 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (j) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

          (k) At the Closing Date, the Securities and the Shares shall have been approved for quotation on the Nasdaq Stock Market's SmallCap Market and Nasdaq National Market, respectively, subject to notice of issuance.

          (l) There shall have been no amendments, alterations, modifications, or waivers of any provisions of the Transaction Documents since the date of the execution and delivery thereof by the parties thereto other than those which under the Act are not required to be disclosed in the Prospectus or any supplement thereto and which have been disclosed to the Underwriter prior to the date hereof.

          (m) Each of the Registrants, as applicable, and Nationwide shall, to the extent each is a party thereto, have complied in all respects with all agreements and covenants in the Transaction Documents and performed all conditions specified therein that the terms thereof require to be complied with or performed at or prior to the date hereof.

          (n) Prior to or concurrently with the purchase and sale of the Securities hereunder, the Company shall have completed the Sub Notes Offering and the Shares Offering.

          (o) Except as is disclosed to the Underwriter in writing, the representations and warranties of the Registrants, as applicable, and Nationwide set forth in the Transaction Documents shall be true, accurate and complete in all respects.

          (p) Prior to the Closing Date, the Company shall have obtained the determination of the Administrative Agent (as that term is defined in the Credit Facility) pursuant to Section 6.11(g) of the Credit Facility that the Securities are substantially similar to the 10-1/8% Notes, the 9-3/4% Notes and the 8-3/4% Notes.

          (q) The Registrants shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements contained herein.

     SECTION 6. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless (i) the Underwriter and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange
     Act) the Underwriter (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of any of the Underwriter or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement or the Prospectus (including any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, PROVIDED, HOWEVER, that (i) except insofar as such losses, claims, damages, liabilities, judgments, actions or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, (ii) the foregoing indemnity agreement with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such

     Securities to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). The Company shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or an Indemnified Person.

                    (b) In case any action or proceeding (including any governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Company, the Underwriter shall promptly notify the Company in writing (provided, that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement). Such Indemnified Person shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder). The Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Persons, which firm shall be designated by the Underwriter. The Company shall be liable for any settlement of any such action or proceeding effected with the Company's prior written consent, which consent will not be unreasonably withheld, and the Company agrees to indemnify and hold harmless any Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested the Company to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 10 business days after receipt by the Company of the aforesaid request, and (ii) the Company shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

                    (c) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and the officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Persons, but only with respect to claims and actions based on information relating to the Underwriter furnished in writing by the Underwriter expressly for use in the Prospectus.

                    (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, judgments, actions and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying parties and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and of the Underwriter, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of the Company set forth herein shall be in addition to any liability or obligation the Company may otherwise have to any Indemnified Person.

     The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, judgments, actions or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6, the Underwriter (and its related Indemnified Persons) shall not be required to contribute any amount in excess of the amount by which the total underwriting discount applicable to the Securities underwritten by the Underwriter and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

     SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 is for any reason held to be unenforceable by the Indemnified Parties although applicable in accordance with its terms, the Company and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriter, as incurred, in such proportions that the Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon, and the Company is responsible for the balance; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act shall have the same rights to contribution as the Company.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant to Section 5 of this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriter and any termination of this Agreement.

     SECTION 9. TERMINATION OF AGREEMENT. This Agreement shall become effective upon the later of (i) the execution and delivery of this Agreement by the parties hereto, (ii) the effectiveness of the Registration Statement, and (iii) if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, the effectiveness of such post-effective amendment.

          This Agreement may be terminated at any time on or prior to the Closing Date by you by notice to the Company if any of the following has occurred: (i) subsequent to the date the Registration Statement is declared effective or the date of this Agreement, any Material Adverse Change occurs which, in the judgment of the Underwriter, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities,
(ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere, or any other substantial national or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis, change or emergency would, in the judgment of the Underwriter, make it impracticable or inadvisable to market the Securities on the terms and in the manner contemplated by the Prospectus, (iii) any suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market or in the over-the-counter markets or any setting of minimum prices for trading on such exchanges or markets, (iv) any declaration of a general banking moratorium by Federal, New York or Kentucky authorities, (v) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs that in your judgment has a material adverse effect on the financial markets in the United States, and would, in your judgment, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities,
(vi) the enactment, publication, decree, or other promulgation of any

Federal or state statute, regulation, rule or order of any court or other governmental authority which, in your judgment, materially and adversely affects or will materially and adversely affect the business or operations of the Company or any Subsidiary, or (vii) any securities of the Company or any of the Subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization, PROVIDED, that in the case of such "watch list" placement, termination shall be permitted only if such placement would, in the judgment of the Underwriter, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities or materially impair the investment quality of the Securities.

          The indemnities and contribution provisions and the other agreements, representations and warranties of the Company, its officers and directors and of the Underwriter set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

          If this Agreement shall be terminated by the Underwriter pursuant to clauses (i) or (vii) of the second paragraph of this Section 9 or because of the failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by you. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 4 hereof.

     SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to the Underwriter at World Finance Center, North Tower, 250 Vesey Street, New York, New York 10281, Attention: Syndication Department, with a copy to Skadden, Arps, Slate, Meagher & Flom, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention: Gregg A. Noel, Esq.; notices to the Registrants or the Company shall be directed to the Company at 50 East RiverCenter Boulevard, 12th Floor, Covington, Kentucky 41011,
Attention: Randy Michaels, Chief Executive Officer, with a copy to Graydon, Head & Ritchey, 1900 Fifth Third Center, 511 Walnut Street, P.O. Box 6464, Cincinnati, Ohio 45201, Attention: Richard G. Schmalzl, Esq.

     SECTION 11. PARTIES. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors, heirs and legal representatives. Nothing expressed or mentioned in this Agreement or in the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors, heirs and legal representatives, and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, heirs and legal representatives and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.
No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 12. GOVERNING LAW AND TIME. THIS AGREEMENT AND THE PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Registrants a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Registrants in accordance with its terms.

                                     Very truly yours,

                                     JACOR COMMUNICATIONS, INC.



                                     By: /s/ R. Christopher Weber
                                         ---------------------------------
                                         Name:  R. Christopher Weber
                                         Title: Senior Vice President and
                                                Chief Financial Officer

                                   JACOR COMMUNICATIONS COMPANY**; BROADCAST
                                   FINANCE, INC.; CINE FILMS, INC.; CINE
                                   GUARANTORS, INC.; CINE GUARANTORS II,
                                   INC.; CINE GUARANTORS II, LTD.; CINE
                                   MOBILE SYSTEMS INT'L. N.V.; CINE MOVIL
                                   S.A. DE C.V.; CITICASTERS CO.; GACC-N26LB,
                                   INC.;  GREAT AMERICAN MERCHANDISING GROUP,
                                   INC.; GREAT AMERICAN TELEVISION
                                   PRODUCTIONS, INC.; INMOBILIARIA RADIAL,
                                   S.A. DE C.V.*; JACOR BROADCASTING
                                   CORPORATION; JACOR BROADCASTING OF
                                   ATLANTA, INC.; JACOR BROADCASTING OF
                                   CHARLESTON, INC.; JACOR BROADCASTING OF
                                   COLORADO, INC.; JACOR BROADCASTING OF
                                   DENVER, INC.; JACOR BROADCASTING OF
                                   FLORIDA, INC.; JACOR BROADCASTING OF
                                   KANSAS CITY, INC.; JACOR BROADCASTING OF
                                   LAS VEGAS, INC.; JACOR BROADCASTING OF LAS
                                   VEGAS II, INC.; JACOR BROADCASTING OF
                                   LOUISVILLE, INC.; JACOR BROADCASTING OF
                                   LOUISVILLE II, INC.; JACOR BROADCASTING OF
                                   SALT LAKE CITY, INC.; JACOR BROADCASTING
                                   OF SALT LAKE CITY II, INC.; JACOR
                                   BROADCASTING OF ST. LOUIS, INC.; JACOR
                                   BROADCASTING OF SAN DIEGO, INC.; JACOR
                                   BROADCASTING OF SARASOTA, INC.; JACOR
                                   BROADCASTING OF TAMPA BAY, INC.; JACOR
                                   BROADCASTING OF TOLEDO, INC.; JACOR
                                   BROADCASTING OF YOUNGSTOWN, INC.; JACOR
                                   CABLE, INC.; JACOR LICENSEE OF

                                   CHARLESTON, INC.; JACOR LICENSEE OF KANSAS
                                   CITY, INC., JACOR LICENSEE OF LAS VEGAS,
                                   INC.; JACOR LICENSEE OF LAS VEGAS II,
                                   INC.; JACOR LICENSEE OF LOUISVILLE, INC.;
                                   JACOR LICENSEE OF LOUISVILLE II, INC.;
                                   JACOR LICENSEE OF SALT LAKE CITY, INC.;
                                   JACOR LICENSEE OF SALT LAKE CITY II, INC.;
                                   JACOR/PREMIERE HOLDING, INC.; JBSL, INC.;
                                   LOCATION PRODUCTIONS, INC.; LOCATION
                                   PRODUCTIONS II, INC.; MULTIVERSE
                                   ACQUISITION CORP.***; NOBLE BROADCAST
                                   CENTER, INC.; NOBLE BROADCAST GROUP, INC.;
                                   NOBLE BROADCAST HOLDINGS, INC.; NOBLE
                                   BROADCAST LICENSES,  INC.; NOBLE BROADCAST
                                   OF SAN DIEGO, INC.; NOBRO, S.C*.; NOVA
                                   MARKETING GROUP, INC.; NSN NETWORK
                                   SERVICES, LTD.; PREMIERE RADIO NETWORKS,
                                   INC.***; RADIO-ACTIVE MEDIA, INC.; SPORTS
                                   RADIO BROADCASTING, INC.; SPORTS RADIO,
                                   INC.; THE SY FISCHER COMPANY AGENCY,
                                   INC.;VTTV PRODUCTIONS; AND WHOK, INC.

                                   By: /s/ R. Christopher Weber
                                       ---------------------------------
                                       Name:  R. Christopher Weber

                                                     Title: Senior Vice
                                               President and Assistant
                                               Secretary for all above
                                               companies except those marked
                                               with an *, of which he is
                                               Treasurer of those marked with
                                               an **, of which he is Senior
                                               Vice President, Chief
                                               Financial Officer and
                                               Secretary, and those marked
                                               with an ***, of which he is
                                               Senior Vice President

CONFIRMED AND ACCEPTED, as of
the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By: /s/ Brit J. Bartter
    ------------------------------
Name:  Brit J. Bartter
Title: Managing Director

                                         51